            As filed with the Securities and Exchange Commission on May 18, 2001
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ________________

                              DURECT CORPORATION
            (Exact name of Registrant as specified in its charter)

           Delaware                                    94-3297098
    (State of incorporation)             (I.R.S. Employer Identification No.)

                                10240 Bubb Road
                              Cupertino, CA 95014
                   (Address of principal executive offices)
                            _______________________

             DURECT Corporation 2000 Employee Stock Purchase Plan
                      DURECT Corporation 2000 Stock Plan
   Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan
               Southern BioSystems, Inc. 1993 Stock Option Plan
                           (Full title of the Plans)
                            _______________________
                                James E. Brown
                            Chief Executive Officer
                              DURECT Corporation
                                10240 Bubb Road
                              Cupertino, CA 95014
                                 (408)777-1417
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                                 Mark B. Weeks
                                Stephen B. Thau
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (650) 854-4488

              (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                    Proposed        Proposed
                                                 Maximum Amount      Maximum         Maximum           Amount of
                                                     to be          Offering        Aggregate       Registration Fee
  Title of Securities to be Registered           Registered(1)      Price Per     Offering Price
                                                                      Share
--------------------------------------------------------------------------------------------------------------------
 DURECT Corporation 2000 Employee Stock
  Purchase Plan Common Stock, $0.0001
  par value.................................      225,000 Shares    $7.3355 (2)     $ 1,650,488      $  412.62

 DURECT Corporation 2000 Stock Plan
  Common Stock, $0.0001 par value...........    2,250,000 Shares    $8.6300 (3)     $19,417,500      $4,854.38

 Southern BioSystems, Inc. 1993 Stock Option
  Plan (4) Common Stock, $0.01
  par value.................................      462,713 Shares    $8.6300 (3)     $ 3,993,213      $  998.30

 Southern Research Technologies, Inc. 1995
  Nonqualified Stock Option Plan (4)
  Common Stock, $0.01 par value.............      170,207 Shares    $8.6300 (3)     $ 1,468,886      $  367.22


          TOTAL                                 3,107,920 Shares                    $26,530,087      $6,632.52
          -----

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
          --------------
    registration fee. The computation is based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on May 14, 2001, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on May 14, 2001.

(4) Pursuant to an Agreement and Plan of Merger dated as of April 18, 2001, among Registrant, Southern BioSystems, Inc. and Magnolia Acquisition Corporation, Registrant assumed, effective April 30, 2001, all of the outstanding options to purchase Common Stock of Southern BioSystems, Inc. under both its 1993 Stock Option Plan and under Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan assumed by Southern BioSystems, Inc. in 1991. Such options became exercisable to purchase shares of Registrant's

    Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The Securities and Exchange Commission (the "SEC") requires us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), until we
                                                   ------------
terminate the effectiveness of this registration statement.

     The following documents filed with the SEC are hereby incorporated by reference:

     (a) Our Registration on Form 10-K filed on March 30, 2001 (No. 000-31615), which contains audited financial statements for our latest fiscal year for which such statements have been filed.

     (b) Our Registration on Form 10-Q filed on May 11, 2001 (No. 000-31615), which contains condensed financial statements for the three months ended March 31, 2001.

     (c) The description of our Common Stock in our Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on September 22, 2000 (File No. 000-31615), including any amendments or reports filed for the purpose of updating such description.

     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to James E. Brown, c/o DURECT Corporation, 10240 Bubb Road, Cupertino, CA 95014.

Item 4.   Description of Securities.  Not applicable.
          -------------------------

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Certain legal matters with respect to the legality of the issuance of the common stock registered hereby will be passed upon for the Registrant by Venture Law Group in Menlo Park, California. As of the date of this Registration Statement, attorneys of Venture Law Group beneficially own an aggregate of 8,643 shares of the Registrant's common stock.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Our Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law.
Our Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7.   Exemption from Registration Claimed.  Not applicable.
          -----------------------------------

Item 8. Exhibits.
        --------

               Exhibit
               Number
               ------
               4.1      Southern BioSystems, Inc. 1993 Stock Option Plan
                        (as amended)

               4.2 Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan (as amended)

               5.1      Opinion of Venture Law Group, a Professional Corporation

               23.1     Consent of Ernst & Young LLP, Independent Auditors

               23.2 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).

               24.1     Power of Attorney (see signature page).

_______________

Item 9.   Undertakings.
          -------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [Signature Page Follows]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, DURECT Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 18th day of May, 2001.

                                   DURECT Corporation


                                   By:       /s/ James E. Brown
                                        ----------------------------------
                                             James E. Brown
                                             Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Brown and Thomas A. Schreck, jointly and severally, his or her attorney-in-fact and agent, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                 Date
---------                     -----                                 ----

/s/  Felix Theeuwes           Chairman, Chief Scientific Officer    May 18, 2001
----------------------------  and Director
Felix Theeuwes, D.Sc.


/s/ James E. Brown            President, Chief Executive Officer    May 18, 2001
----------------------------  and Director
James E. Brown, D.V.M.


/s/ Thomas A. Schreck         Chief Financial Officer and Director  May 18, 2001
----------------------------
Thomas A. Schreck


/s/ James R. Butler           Director                              May 18, 2001
----------------------------
James R. Butler


/s/ John L. Doyle             Director                              May 18, 2001
----------------------------
John L. Doyle


/s/ Douglas A. Lee            Director                              May 18, 2001
----------------------------
Douglas A. Lee


/s/ Matthew V. McPherron      Director                              May 18, 2001
----------------------------
Matthew V. McPherron


/s/ Armand Nuekermans         Director                              May 18, 2001
----------------------------
Armand Nuekermans


/s/ Albert L. Zesiger         Director                              May 18, 2001
----------------------------
Albert L. Zesiger

                               INDEX TO EXHIBITS


  Exhibit
  Number
----------

   4.1     Southern BioSystems, Inc. 1993 Stock Option Plan (as amended)

   4.2 Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan (as amended)

   5.1     Opinion of Venture Law Group, a Professional Corporation

  23.1     Consent of Ernst & Young LLP Independent Auditors

  23.2 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).

  24.1     Power of Attorney (see signature page)